UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 21, 2024

MU GLOBAL HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-228847	30-1089215
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm. 5, 7F., No. 296, Sec. 4, Xinyi Rd., Da’an Dist., Taipei City 106427, Taiwan (R.O.C.)

(Address of principal executive offices)

+886905153139

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	MUGH	OTCPINK

Securities registered under Section 12(b) of the Exchange Act: N/A

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On May 21, 2024, we filed with the Secretary of State of the State of Nevada a Certificate of Amendment to our Certificate of Incorporation to change our corporate name from Mu Global Holding Limited. to Vanguard Green Investment Limited effective on June 15, 2024. A copy of the Certificate of Amendment is attached as Exhibit 3.3 hereto and incorporated by reference. The Certificate of Incorporation to change our name was approved by our Board of Directors and Shareholders on May 21, 2024.

In connection with the Certificate of Amendment, we requested that the Financial Industry Regulatory Authority (“FINRA”) process the name change and assign a new stock symbol for our common shares.

Our common stock will continue to trade on the OTC Markets OTC Pink under the ticker symbol “MUGH” until such time as FINRA processes the name change and request for a new symbol. Our outstanding stock certificates for shares of the Company will not be affected by the name change; they will continue to be valid and need not be exchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.3	Certificate of Amendment
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024

Mu Global Holding Limited

By:	/s/ NIU YEN YEN
Name:	Niu Yen Yen
Title:	Chief Executive Officer and Director